Exhibit 10.31

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT
TO
SEMICONDUCTOR PATENT LICENSE AGREEMENT

This Second Amendment (“Amendment”) to the Semiconductor Patent License Agreement dated January 19, 2010, as amended by the Parties with a first Amendment dated October 1, 2013 (such agreement, as so amended, the “SPLA”) is effective as of October 1, 2023 (“Second Amendment Effective Date”) and entered into by and between Rambus Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 4453 N First St Suite 100, San Jose, CA 95134, U.S.A., (“Rambus”) on behalf of itself and its subsidiaries, and Samsung Electronics Co., Ltd., a Korean corporation having its principal place of business at San #16, Banwol-Dong, Hwasung-City, Gyeonggi-Do, Korea, 445-701 (“Samsung”) on behalf of itself and its subsidiaries. Rambus and Samsung are each individually a “Party” and collectively the “Parties.”
RECITAL
A.    Samsung, Rambus (or Rambus’ subsidiaries) are parties to various agreements that grant licenses under the patents of Rambus and its subsidiaries. Such agreements include the SPLA and the Tamper Resistance License Agreement dated January 1, 2009 (“TRLA”) between Samsung and Cryptography Research, Inc. (“CRI”).
B.    The Parties wish to (1) adjust the payment provisions of the SPLA, and (2) extend the duration of the SPLA for a longer term.
The Parties agree as follows, effective as of the Second Amendment Effective Date:
TERMS
1.    The following shall replace Section 1.17 of the SPLA in its entirety:
    “1.17    “Expiration Date” means September 30, 2033.”
2.    [***]
3.    The following shall replace Section 2.3 of the SPLA in its entirety:
“2.3    Obligations When Transferring Patents. Each party agrees that it shall take all actions necessary to ensure that any Third Party to whom any Patents are transferred, assigned or exclusively licensed or any right to enforce is granted (including any successor in interest thereto) is bound in writing to all covenants, licenses and other rights granted hereunder with respect such transferred, assigned or exclusively licensed Patents, provided further that if Rambus or any of its Subsidiaries transfers to any Third Party ownership of, or otherwise grants any Third Party the right to enforce, any claim of any Rambus Patent that is subject to the Covenant to Sue Last provided for under Section 2.4 below, such claim shall, upon such transfer of ownership or grant of right to enforce, automatically and immediately be deemed to be included in the rights and licenses granted hereunder with respect to Licensed Products and Licensed Foundry Product Portions notwithstanding the fact that such claim does not constitute a Rambus Applicable Patent Claim.
Any Rambus Patents transferred, assigned, or exclusively licensed to a Third Party prior to the Expiration Date or termination of this Agreement shall be subject to Samsung’s right to purchase or take a fully paid-up license for the lives of any such Patents (“Transferred Patents”). The process by which Rambus Patents shall be offered to Samsung in advance of any proposed transfer shall be as follows: [***]
4.    The following shall be added as a new Section 6.6 of the SPLA:
“6.6    [***] Negotiation Right.
(a)    If [***] renews its Qualified License or enters into a new Qualified License within the Term [***], then Samsung shall have the right, at its option and within three (3) months of receiving the notice set forth in Section 6.6(c) below, to request that the Parties negotiate in good faith to adjust the Quarterly

Cap. If the Parties fail to reach an agreement through such negotiation within twelve (12) months, the Parties agree to make good faith efforts to resolve the issue through mediation in which a mediator shall be mutually agreed upon between the Parties, and the Parties agree to split equally the costs of the agreed mediator. For clarity, until any adjustment to the Quarterly Cap is mutually agreed through the foregoing process and memorialized in a written amendment signed by both Parties, the Quarterly Cap shall remain as defined in Section 4.1.
(b)    For purposes herein, “Qualified License” means an agreement under which Rambus and/or one or more of its Subsidiaries grants [***] a license covering [***] under the Rambus Patents, and such agreement is primarily in the nature of a patent license agreement as opposed to being primarily in the nature of a development, technology license or services agreement.
(c)    Rambus shall, in good faith, provide Samsung with timely notices of any future executed Qualified Licenses with [***]. Samsung shall have the right to audit Rambus' Qualified Licenses [***] through a mutually acceptable third-party accounting or law firm only with respect to those provisions in such agreements relevant to determining [***] whether Samsung’s negotiation right under this section is triggered; provided however, that with respect to any preexisting agreements containing confidentiality obligations restricting disclosure by Rambus, the foregoing shall not require Rambus to disclose such agreements, [***].”
5.    Sections 1.72, 1.76 and 1.77 (Definitions), [***] and 7.3 ([***] Audit) of the SPLA are each hereby replaced in their entirety as follows:
    “[Intentionally Omitted]”
6.     The following shall be added as a new Section 1.78 of the SPLA:
“1.78 “Samsung Semiconductor Revenue” means the total quarterly, worldwide semiconductor revenue reported in US dollars for Samsung and its subsidiaries, by market research firm OMDIA, in the report currently titled “Competitive Landscaping Tool Quarterly (CLTQ).” If OMDIA, for any calendar quarter that is used to calculate a payment under this agreement, fails to so report, or materially changes how it so reports, Rambus shall select a suitable alternative report from a reputable market research firm to be used for the calculation, and notify Samsung of such new report to be used as a source for Samsung Semiconductor Revenue from then on.”

7.    The following shall replace Section 4.1 (Quarterly License Payments) of the SPLA in its entirety:
“4.1    In consideration of the extended terms herein, beginning in the fourth calendar quarter of 2023, for each calendar quarter prior to the Expiration Date or termination of the Agreement, Samsung shall pay Rambus the amount calculated using the formula below, but in no case shall each such payment be greater than fifteen million U.S. dollars (US$15,000,000, or the “Quarterly Cap”) (such amount, the “Quarterly License Payment”):
where x is the Samsung Semiconductor Revenue for the calendar quarter that occurred two quarters prior to the subject quarter.
By way of example, if Samsung Semiconductor Revenue for the second quarter of calendar year 2023 was four billion U.S. dollars (US$4,000,000,000) the Quarterly License Payment for the fourth quarter of calendar year 2023 would be:
By way of further example, if Samsung Semiconductor Revenue for the third quarter of calendar year 2023 was fifteen billion U.S. dollars (US$15,000,000,000) the Quarterly License Payment for the first quarter of calendar year 2024 would be:

For the avoidance of doubt, payments under this Section shall be subject to any applicable adjustment under Section 3.3 of the SPLA.”
8.    The following shall replace Section 5.1(a) (Payments) of the SPLA in its entirety:
“5.1 (a)    Samsung shall pay Rambus each payment set forth in Section 4.1 within twenty (20) business days (as determined for notices under Section 9.2 of this Agreement) of Samsung’s receipt of Rambus’ invoice therefor. Rambus shall invoice Samsung by no later than twenty (20) days prior to the end of each quarter for each of the payments set forth in Section 4.1.”

9.    The following shall replace Section 6.4 (Change of Control) of the SPLA in its entirety:
“6.4    Change of Control. In addition to the rights set forth in Sections 6.2 and 6.3 above, if prior to the Expiration Date, Samsung undergoes a Change of Control, Rambus may terminate this Agreement effective upon written notice thereof to Samsung or the relevant successor in interest. Notwithstanding the foregoing, if Rambus receives written notice of such Change of Control from Samsung (or its successor in interest) no later than ten (10) business days after such Change of Control, Rambus agrees to negotiate in good faith with such successor in interest, for a period of one hundred and eighty (180) days after receipt of such notice, the application of this Agreement to such successors’ business activities prior to terminating this Agreement based on such Change of Control. Rambus’ failure to terminate this Agreement after a given Change of Control by Samsung (or any successor in interest) shall not in any way limit Rambus’ right to exercise these rights for any subsequent Change of Control. Termination of this Agreement based on a Change of Control shall be deemed to be effective immediately prior to the effective date of such Change of Control.
[***]
10.    The following shall be added as a new Section 6.7 of the SPLA:
“6.7    Termination due to Patent Challenge. If Samsung or any of its Subsidiaries challenges or contests the scope, validity or enforceability of any Rambus Patent(s) licensed hereunder (including, without limitation, seeking a declaratory judgment in any forum, filing any re-examination or opposition proceedings or the like, or assisting any other person or entity in such proceedings), Rambus shall have the right, at its option, to terminate this Agreement upon sixty (60) days’ prior written notice. For clarity, this Section shall not be applied to any Transferred Patents.”
11.    The following shall replace Subsection 9.3(c) of the SPLA in its entirety:
[***]
12.    The following shall be added as a new Section 9.12 of the SPLA:
“Covenant. Samsung, on behalf of itself and its Subsidiaries, hereby covenants, represents and warrants that it and they will not make any argument or take any position, directly or indirectly, that royalties or other license payments owed to Rambus and/or Rambus’s Subsidiaries should be reduced or otherwise adjusted based on Rambus’s and/or Rambus’s Subsidiaries’ participation or membership in any JEDEC committees and/or subcommittees (e.g., JC-42), the CXL Consortium, and the UCIe Consortium, or any other standards setting organization if Samsung or its Subsidiaries has requested Rambus to participate in or join such organization (e.g., via email).”
13.    Amendment Press Release. The Parties shall issue a mutually acceptable press release upon signing this             Amendment.
14.    Notices. Rambus’s address for notices under Section 9.2 of the Agreement is hereby updated as follows:
    Rambus Inc.
    4453 N 1st St Suite 100
    San Jose, CA 95134
    Attn: General Counsel
    With a copy to: Attn: Licensing and notices@rambus.com

[SIGNATURES ON FOLLOWING PAGE]

Agreed on behalf of Rambus:

/s/ Kit Rodgers

Name: Kit Rodgers

Title: Senior Vice President

Date: October 27, 2022

Agreed on behalf of Samsung:

/s/ Won Deuk Song

Name: Won Deuk Song

Title: Executive Vice President

Date: October 27, 2022